Exhibit 99.1

 WEX First Quarter 2021 Earnings  April 29, 2021

 These materials contain forward-looking statements, including statements regarding: assumptions underlying the Company's future financial performance, future operations; future growth opportunities and expectations; expectations for future revenue performance, future impacts from areas of investment, expectations for the macro environment; and, expectations for volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions, including those caused by the effects of COVID-19, on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices, including the impact of any reductions in fuel prices and the resulting impact on our revenues and net income; changes or limitations on interchange fees; failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or the ability to realize anticipated synergies and cost savings from such transactions; unexpected costs, charges or expenses resulting from an acquisition, specifically including the recent eNett and Optal acquisitions; the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company’s credit standards; breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union and the resulting trade agreement; the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s recently amended and restated credit agreement and its presently outstanding notes on our operations; the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of our convertible notes or otherwise; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 1, 2021. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income attributable to shareholders and adjusted operating income, please see our most recent earnings release, issued on April 29, 2021. See the Appendix to this presentation for an explanation and reconciliation of (i) non-GAAP adjusted net income attributable to shareholders (or “adjusted net income” or “ANI”) to GAAP net (loss) income attributable to shareholders, and (ii) ANI per diluted share to GAAP net (loss) income per diluted share.Note: The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.  WEX Forward-Looking Statements

 Highlights For The Quarter          Fleet    Travel & Corporate    Health & Employee Benefits  Down 5%   Down 1%  Down 7%  1Q 2021 Segment Revenue Growth  Vs. 1Q 2020   -1%   -16%   -2%   (1)  (1) Represents US Healthcare purchase volume only      (1)

Executing on our Commitments

ACHIEVEMENTS THIS QUARTER

- Exceeded our revenue expectations and adjusted earnings grew 25% sequentially
- In aggregate, Fleet, Corporate Payments and Health are above pre-pandemic revenue levels
- Strong volumes across the business, including $16.8 billion of purchase volume during the first quarter
- Executing on our Strategic Pillars:
  - Finding new ways to deliver value to customers
  - Accelerating innovation using technology
  - Building upon our values-based culture and empowering our employees

STRATEGIC PILLARS & CORE VALUES

- Mitigate Risk & Maximize Scale
- Deliver Modular, Integrated Solutions
- Grow Through Diversification
- Foster Culture & Talent
- Continue to Win in the Marketplace

INNOVATION / EXECUTION / INTEGRITY / RELATIONSHIPS / COMMUNITY

4

     Quarterly Highlights and Accomplishments  Continued to win in the marketplace          Recent and pending acquisitions in high-growth business areas   Meaningful progress on integration of eNett/Optal          RECENTLY SIGNED States of CA, WA, WI, OR and IN31 states and US Federal Government currently served by our fleet segment  ACCELERATING INNOVATION  THROUGH TECH //   Extending capabilities by weaving together the products and data we have spanning all across WEXBenefiting from cloud first approach enabling modular integrated solutionsUnification and integration of technology offerings include both internal development and acquisitions   NEW WAYS OF DELIVERING //         Direct State Contracts    Contracts thru Partners  ACCELERATING INNOVATIONTHROUGH TECH //

 Weekly Volume Metrics    Key UpdatesApril month-to-date domestic fuel price is $2.91Weekly purchase volume changes for March and April, 2021 have been benchmarked to 2019 to provide a more meaningful comparisonIncludes purchase volume for eNett and Optal as if they were owned for the entire period shown  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

 Weekly Volume Metrics    Key Updates:For weeks beginning in April 2021, growth rates for travel related customers were between 200% and 1800% - Not shown due to scaleIncludes purchase volume for eNett and Optal as if they were owned for the entire period shown  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

 Weekly Volume Metrics    Key Updates SaaS account growth - driver of 2/3 of revenue, remains strongWeekly purchase volume changes for March and April, 2021 have been benchmarked to both 2019 and 2020 to provide a more meaningful comparisonNOTE: Blue line represents year over year change in purchase volume. Green dots reflect the purchase volume benchmarked to 2019 levels for March and later periods    SaaS Account Growth and Health Purchase Volume   US Healthcare Purchase Volume % Change Y-o-Y and Benchmarked to 2019 for March 2021 and later

 WEX First Quarter 2021 Financial Results

 Company Results - Q1 2021     1Q21      1Q20      $ ∆ Yr/Yr      % ∆ Yr/Yr  Total Revenue  $  410,757    $  431,679    $  (20,922)    (5)%                        Net loss attributable to shareholders  $  (2,565)    $  (16,256)    $  13,691    (84)%  Net loss attributable to WEX Inc. per diluted share  $  (0.06)    $  (0.37)    $  0.31    NM                         Adjusted net income attributable to shareholders  $  81,274    $  79,684    $  1,590    2%  Adjusted net income attributable to shareholders per diluted share  $  1.79    $  1.81    $  (0.02)    (1)%    In thousands except per diluted share dataNM - Not meaningful  Results Reflect Continued Sequential Improvement Despite Impact of COVID-19

 Revenue Breakdown - Q1 2021     1Q21  1Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $410,757  $431,679  ($20,922)  (5)%  Segment Revenue:          Fleet Solutions  $243,837  $249,847  ($6,010)  (2)%  Travel and Corporate Solutions  $70,642  $84,359  ($13,717)  (16)%  Health and Employee Benefit Solutions  $96,278  $97,473  ($1,195)  (1)%  Sequential Improvement in Revenue Growth for Each Segment   In thousands unless otherwise noted

 Fleet Solutions    1Q21    1Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr  Total Segment Revenue ($)  243,837    249,847    (6,010)    (2)%  Payment Processing Revenue ($)  110,576    113,323    (2,747)    (2)%  Finance Fee Revenue ($)  51,840    55,342    (3,502)    (6)%  All Other Revenue ($)  81,421    81,182    239    —%                  Payment Processing Transactions  118,389    121,591    (3,202)    (3)%  Net Payment Processing Rate (%)  1.20%  1.35%  (0.15)  %  (11)%  Average US Fuel Price ($/gallon)  2.72    2.57    0.15    6%  Net Late Fee Rate (%)  0.45%  0.56%  (0.11)  %  (20)%  Over The Road Growth Powered by New Wins  In thousands unless otherwise noted

 Travel and Corporate Solutions    1Q21    1Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr  Total Segment Revenue ($)  70,642    84,359    (13,717)    (16)%  Payment Processing Revenue ($)  57,248    70,268    (13,020)    (19)%  All Other Revenue ($)  13,394    14,091    (697)    (5)%                  Purchase Volume ($)  6,107,675    8,041,112    (1,933,437)    (24)%  Net Interchange Rate (%)  0.94%  0.87%  0.07%  8%  Corporate Payment Customers Continue Solid Growth   In thousands unless otherwise noted

 Health and Employee Benefit Solutions    1Q21    1Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr  Total Segment Revenue ($)  96,278    97,473    (1,195)    (1)%  Payment Processing Revenue ($)  20,565    20,446    119    1%  Account Servicing Revenue ($)  67,945    63,569    4,376    7%  All Other Revenue ($)  7,768    13,458    (5,690)    (42)%                  Purchase Volume * ($)  1,484,226    1,592,313    (108,087)    (7)%  Average Number of SaaS Accounts*  15,513    14,458    1,055    7%  Continued Strong SaaS Account Growth  In thousands unless otherwise noted* U.S. only

Selected Operating Expenses


Operating Expenses (GAAP)
500
400
300
200
100
0
$ (Millions)
202.4
157.8
171.0
185.8
1Q21
1Q20
Cost of services
Selling general and administrative

Selected Operating Expenses (GAAP)

(In thousands)	1Q21	1Q20	$ Δ Yr/Yr	% Δ Yr/Yr
Processing costs	$ 109,762	$ 104,917	$ 4,845	5%
Service fees	$ 11,146	$ 13,754	$ (2,608)	(19)%
Provision for credit losses	$ 5,059	$ 33,987	$ (28,928)	(85)%
Operating interest	$ 2,624	$ 8,385	$ (5,761)	(69)%
General and administrative	$ 86,431	$ 62,036	$ 24,395	39%
Sales and marketing	$ 78,347	$ 68,782	$ 9,565	14%

- Processing costs up mostly due to acquisition of eNett and Optal
- Service fees down due mainly to conversion to an internal transaction processing platform in the Travel and Corporate Payments segment
- Provision for credit losses benefiting from much lower credit losses within the Fleet and Travel and Corporate Payments segments
- Operating interest down due primarily to lower interest rates on deposits
- G&A up due to a contract termination fee, stock compensation and integration expenses
- Sales and marketing up mainly due to higher partner rebates as a result of volume increases.

15

 Tax Rate  Key UpdatesANI tax rate consistent with the prior year quarterGAAP tax rate benefit primarily from stock based compensation windfall deductionBenefit of the stock based compensation windfall deduction not included in ANI tax rate

Additional Balance Sheet Items

Total Cash ($ Millions)


1,000
500
0
$561
$852
03/31/21
12/31/20

Total Financing Debt ($ Millions)


4,000
3,500
3,000
2,500
2,000
2,610
3,026
03/31/21
12/31/20

Leverage Ratio


5
4
3
2
3.8
3.7
03/31/21
12/31/20

Key Updates

- Corporate cash[1] balance was $218.5 million
- Redemption of $400 million 4.75% notes occurred during March 2021
- As of March 31, 2021, available borrowing capacity of $818 million on revolving credit facility. Additional $60 million added in April
- Amended and restated credit facility April 1, 2021, increasing borrowing capacity by $60 million and increasing Tranche A term loans by approximately $117 million and extending maturities to 2026 and 2028
- Leverage ratio of 3.8X

[1] Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company's amended and restated 2016 Credit Agreement as filed with the SEC.

Note: Total Financing Debt includes Term A loans, Term B loans, and Notes outstanding through redemption during March 2021.

17

Appendix

 WEX Non-GAAP Reconciliation     Three Months Ended March 31,                                 2021                2020                        per diluted share                per diluted share      Net loss attributable to shareholders  $  (2,565)    $  (0.06)    $  (16,256)    $  (0.37)  Unrealized (gain) loss on financial instruments  (7,033)    (0.16)    32,047        0.74      Net foreign currency remeasurement loss  2,755        0.06        28,727        0.66      Acquisition–related intangible amortization  42,454        0.96        42,538        0.98      Other acquisition and divestiture related items  14,796        0.33        7,942        0.18      Stock–based compensation  18,943        0.43        11,820        0.27      Other costs  12,237        0.28        2,240        0.05      Debt restructuring and debt issuance cost amortization  5,092        0.11        2,082        0.05      ANI adjustments attributable to non–controlling interests  23,800        0.54        2,224        0.05      Tax related items  (29,205)    (0.66)    (33,680)    (0.78)  Dilutive impact of stock awards1  —        (0.04)    —        (0.02)  Adjusted net income attributable to shareholders  $  81,274      $  1.79      $  79,684      $  1.81     1 As the Company reported a net loss for the three months ended March 31, 2021 and 2020 under U.S. Generally Accepted Accounting Principles ("GAAP"), the diluted weighted average shares outstanding equals the basic weighted average shares outstanding for those periods. The non-GAAP adjustments described above resulted in adjusted net income attributable to shareholders (versus a loss on a GAAP basis) for the first quarters of 2021 and 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding to arrive at adjusted per share data.

 WEX Non-GAAP Reconciliation  The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring and debt issuance cost amortization, adjustments attributable to our non-controlling interests and certain tax related items. The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, and debt restructuring costs. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because: Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations. The Company considers certain acquisition-related costs, including investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures, to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry. Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.We exclude certain other costs when evaluating our continuing business performance when such items are not consistently occurring and do not reflect expected future operating expense, nor provide insight into the fundamentals of current or past operations of our business. These include costs related to certain identified initiatives (including technology initiatives) to further streamline the business, improve the Company's efficiency, create synergies, and globalize the Company's operations, all with an objective to improve scale and efficiency and increase profitability going forward. For the three months ended March 31, 2021, other costs additionally include a penalty of $10.3 million incurred on termination of a contract. For the three months ended March 31, 2020, other costs include certain costs incurred in association with COVID-19, including the cost of providing additional health, welfare and technological support to our employees as they work remotely.Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest and non-cash adjustments related to the tax receivable agreement, have no significant impact on the ongoing operations of the business. The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision. The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment. For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.